UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On March 21, 2007, the Board of Directors of the Company approved the First Amendment to the Company’s 2006 Long Term Stock Incentive Plan (the “Plan”).  This amendment provides that, with respect to performance shares, performance units, restricted shares, restricted share units and other share-based awards not meeting certain vesting requirements set forth in the amendment (but disregarding any awards made in lieu of a cash bonus at the election of a participant), such awards will be limited to 5% of the total number of shares reserved for grant under the Plan.  The vesting requirements shall be:  (i) in the case of performance shares, performance units, restricted shares, restricted share units and other share-based awards that are performance-based, the award may not vest prior to the expiration of one year following the grant date (except as provided in (iii) below), (ii) in the case of restricted shares, restricted share units and other share-based awards that are not performance-based, the award may not vest more rapidly than ratably over the three-year period beginning on the grant date (except as provided in (iii) below), and (iii) the Compensation Committee may provide for earlier vesting only in the event of death, disability, retirement or change of control.

Item 9.01.                                Financial Statements and Exhibits.

Exhibit.  The following exhibit is filed herewith:

Exhibit No.	Description
99.1	First Amendment to Energy Partners, Ltd. 2006 Long Term Stock Incentive Plan, dated March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary